Exhibit 23-a


                        OPINION AND CONSENT OF COUNSEL

As Vice President-Law and Corporate Secretary of Kansas City
Power & Light Company, I have reviewed the statements as to matters of law and legal conclusions in the Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and consent to the incorporation by reference of such statements in the Company's previously-filed Form S-3 Registration Statements (Registration
No. 33-54196, Registration No. 33-51799 and Registration
No. 33-56309) and Form S-8 Registration Statements (Registration No. 33-45618 and Registration No. 33-62942).



                              /s/Jeanie Sell Latz

Kansas City, Missouri
March 28, 1995